Webb & Company, P.A.
Certified Public Accountants

February 3, 2010

U.S. Securities and Exchange Commission
100 F Street Northeast
Washington, D.C. 20549

Dear Gentlemen:

This is to confirm that we agree with the comments made on Item 4.02, "Non-reliance on previously issued financial statements or a related audit report or completed interim review," Form 8-K, filed by Supatcha Resources, Inc. File # 333-153293.

Regards,

Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants
Boynton Beach, Florida

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com